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                                                                    EXHIBIT 10.3


                               SECURITY AGREEMENT

         This SECURITY AGREEMENT, dated as of May 31, 2000, executed by GATEFIELD CORPORATION, a Delaware corporation ("DEBTOR"), in favor of ACTEL CORPORATION, a California corporation ("SECURED PARTY").

                                    RECITALS

         A. Debtor and Secured Party have entered into a Convertible Promissory Note (the "NOTE"), dated the date hereof, in favor of Secured Party.

         B. In order to induce Secured Party to extend credit pursuant to the Note, Debtor has agreed to enter into this Security Agreement and to grant the security interest in the Collateral described below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

         1. DEFINITIONS AND INTERPRETATION. When used in this Security Agreement, the following terms shall have the following respective meanings:

         "ADDITIONAL LOAN ELECTION" shall mean the election by Debtor to request that Secured Party, in its sole and absolute discretion, make an additional loan in a principal amount requested by Debtor, not to exceed $3,000,000, on the same terms as the Note (which loan shall be secured by the Collateral and may, at Secured Party's option, be convertible into capital stock of Debtor on the same terms as the Note, and if Secured Party elects that such loan be convertible, Secured Party's obligation to make such loan shall be subject to the requirement that there are a sufficient number of authorized and unissued shares of Debtor's capital stock available for such conversion at the time such loan is to be made). Debtor may only make an Additional Loan Election (a) following any termination of the Merger Agreement other than by Secured Party pursuant to Sections 7.2(b)(ii) or 7.2(c)(i) thereof and (b)(i) within ninety (90) days following the expiration of Secured Party's right to exercise its Put Option (as defined in the Merger Agreement), if applicable, or (ii) before the expiration of and in lieu of Debtor's right to exercise its Call Option (as defined in the Merger Agreement), if applicable, or (iii) within ninety (90) days following the termination of the Merger Agreement if neither the Put Option nor the Call Option are applicable.

         "COLLATERAL" shall have the meaning given to that term in Section 2 hereof.

         "EMBEDDED PRODUCTS" shall have the meaning given to that term in
Section 1.14 of that certain Product Marketing Agreement dated as of August 14, 1998 between Debtor and Secured Party.

         "INVENTORY" shall have the meaning given to that term in Attachment 1 hereto.


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         "LIEN" shall mean, with respect to the Collateral, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on the Collateral or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

         "MERGER AGREEMENT" shall mean that certain Amended and Restated Agreement and Plan of Merger dated as of May 24, 2000 between Debtor and Secured Party, as the same may be amended from time to time.

         "OBLIGATIONS" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note, the Additional Loan Election, or this Security Agreement, including, all interest, fees, charges, expenses, reasonable attorneys' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         "PERMITTED LIENS" shall mean (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Secured Party for the eventual payment thereof if subsequently found payable; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Secured Party for the eventual payment thereof if subsequently found payable; (iii) Liens existing as of the date hereof and identified in item 9 of Attachment 2 to this Security Agreement; (iv) in the event Debtor requests that Secured Party make an additional loan to Debtor pursuant to an Additional Loan Election, but Secured Party elects not to make such additional loan, Liens in favor of any third party lender(s) securing indebtedness in an aggregate amount not to exceed the principal amount of $3,000,000 at any time outstanding; (v) Liens in favor of Secured Party; (vi) Liens on leased equipment granted in connection with the leasing of such equipment in favor of the lessor of such equipment; (vii) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings; and (viii) Liens created by or resulting from purchase money financings.

         "RECEIVABLES" shall have the meaning given to that term in Attachment 1 hereto.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.





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         All capitalized terms not otherwise defined herein shall have the respective meanings given in the Note. Unless otherwise defined herein, all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.

         2. GRANT OF SECURITY INTEREST. As security for the Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a security interest in all right, title and interest of Debtor in and to the property described in Attachment 1 hereto (collectively and severally, the "COLLATERAL"), which Attachment 1 is incorporated herein by this reference.

         3. REPRESENTATIONS AND WARRANTIES OF DEBTOR. Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, except for Permitted Liens; (b) upon filing of a UCC-1 financing statement, Secured Party has (or in the case of after-acquired Collateral with respect to which a Security interest may be perfected in the State of California by filing under Article 9 of the California Uniform Commercial Code, at the time Debtor acquires rights therein, will have) a perfected security interest in the Collateral, subject to no Liens other than Permitted Liens, and additional filings have been made or will be made with the United States Copyright Office and/or Patent Trademark Office as are necessary to perfect the Secured Party's security interest in ownership rights and interests of Debtor in all copyrights, patents, and trademarks constituting Collateral; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance in all material respects with applicable laws; (d) each Receivable represents a valid obligation of the customers of Debtor arising from bona fide transactions entered into in the ordinary course of business; and (e) all information set forth in Attachment 2 hereto is true and correct.

         4. REPRESENTATIVES AND WARRANTIES OF SECURED PARTY. Secured Party has been advised that neither the Note nor the Convertible Securities issuable upon conversion of the Note nor the Common Stock issuable upon conversion of the Convertible Securities (collectively, the "Securities") have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Secured Party also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Secured Party's representations contained herein. Secured Party is aware that Debtor is under no obligation to effect any such registration with respect to the Securities or to file for or comply with any exemption from registration. Secured Party also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Secured Party to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Secured Party might propose. Secured Party is purchasing the Securities for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Secured Party has such knowledge and experience in financial and business matters that Secured Party is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment




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and is able to bear the economic risk of such investment for an indefinite period of time. Secured Party is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

         5. COVENANTS RELATING TO COLLATERAL. Debtor hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral (ordinary wear and tear excepted), the Lien granted to Secured Party therein and the first priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation of any provision herein, (ii) in any material violation of any applicable law, rule or regulation, or (iii) in violation of any policy of insurance covering the Collateral; (c) to pay when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral which, if unpaid, might become a Lien upon the Collateral or any part thereof; (d) not to change Debtor's name without 15 days' prior written notice to Secured Party, or Debtor's residence or the office in which Debtor's records relating to Receivables are kept without 15 days prior written notice to Secured Party; (e) not to keep Collateral consisting of Inventory at any location other than the locations set forth in item 4 of Attachment 2 hereto, except that upon at least 15 days prior written notice to Secured Party, Debtor may move Collateral to other locations within the United States; (f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof; (g) to appear in and defend any action or proceeding which may affect its title to or Secured Party's interest in the Collateral; (h) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral except for such non-compliance as could not reasonably be expected to have a material adverse effect on the value of any such Collateral; (i) to keep accurate and complete records of the Collateral and to provide Secured Party with such records and information relating to the Collateral as Secured Party may reasonably request from time to time; (j) not to surrender or lose possession of (other than to Secured Party), sell or otherwise dispose of or transfer any Collateral or right or interest therein, other than (i) the sale of Inventory and the disposal of worn-out or obsolete equipment, all in the ordinary course of Debtor's business and (ii) the granting of licenses in Embedded Products, and to keep the Collateral free of all Liens except Permitted Liens; and (k) to collect, enforce and receive delivery of the Receivables in accordance with past practice until otherwise notified by Secured Party.

         6. SUBORDINATION. In the event that (a) Debtor has requested that Secured Party make an additional loan to Debtor pursuant to an Additional Loan Election, (b) Secured Party has elected not to make such additional loan (and Secured Party shall deemed to have elected not to make such additional Loan to Debtor unless Secured Party notifies Debtor of its election to make such additional loan in writing no later than ten (10) days after Secured Party's receipt of the Additional Loan Election); and (c) Debtor has obtained a loan from a third party lender(s) in an aggregate principal amount not to exceed $3,000,000, which loan is secured by a Lien described in clause (iv) of the definition of "Permitted Lien," then Secured Party agrees to execute a subordination agreement in favor of such third party lender(s), subordinating the Lien in the Collateral provided for in this Security Agreement to such Permitted Lien in favor of such third party lender(s), and which subordination agreement shall contain such other terms and provisions as are reasonably acceptable to Secured Party.





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         7. AUTHORIZED ACTION BY AGENT. Debtor hereby irrevocably appoints
Secured Party as its attorney-in-fact and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process and preserve the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any indebtedness of Debtor relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; PROVIDED, HOWEVER, that Secured Party shall not exercise any such powers prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Debtor agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys' fees, Secured Party may incur while acting as Debtor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party `s possession; PROVIDED, HOWEVER, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

         8. DEFAULT AND REMEDIES. Debtor shall be deemed in default under this Security Agreement upon the occurrence of any of the following, each of which shall be deemed an "Event of Default":

                  (a) If any Event of Default, under and as defined in the Note, shall occur (giving effect to any grace or cure period provided for therein);

                  (b) If Debtor shall fail to perform any covenant to be performed by it under this Security Agreement and such failure shall continue unremedied or unwaived by Secured Party for a period of thirty (30) days;

                  (c) If this Security Agreement shall in any respect cease to be, or Debtor shall assert that this Security Agreement or the Note is not, a legal, valid and binding obligation of Debtor enforceable in accordance with its terms.

         Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC and applicable federal law, all rights granted by this Security Agreement and by law, including the right to require Debtor to assemble the Collateral and make it available to Secured Party at the location of such Collateral set forth in item 4 of Attachment 2 and use any trademark, trade name, copyright, patent or technical process used by Debtor in connection with any disposition of such Collateral. Debtor hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Secured Party's rights




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hereunder, Debtor hereby grants to Secured Party, an irrevocable, non-exclusive license (exercisable without royalty or other payment by Secured Party, but only in connection with the exercise of remedies hereunder) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Debtor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

         9. EMBEDDED PRODUCTS. Debtor and Secured Party hereby acknowledge and agree that nothing contained herein shall prohibit or otherwise restrict Debtor from licensing the Embedded Products to third parties and no such licensing shall be deemed to be an Event of Default hereunder.





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10.      MISCELLANEOUS.

         (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Secured Party under this Security Agreement shall be by telecopy or in writing and telecopied, mailed or delivered to each party at telecopier number or its address set forth below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

                           SECURED PARTY:

                           ACTEL CORPORATION
                           955 East Arques Avenue
                           Sunnyvale, California 94086
                           Attn: President
                           Telephone: 408-739-1010
                           Telecopy: 408-328-2341

                           DEBTOR:

                           GATEFIELD CORPORATION
                           47436 Fremont Boulevard
                           Fremont, California 94538
                           Attn: President
                           Telephone: 510-623-5647
                           Telecopy: 510-623-4484

         (b) NONWAIVER. No failure or delay on Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

         (c) AMENDMENTS AND WAIVERS. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

         (d) ASSIGNMENTS. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; PROVIDED, HOWEVER, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent




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of Secured Party, and PROVIDED, FURTHER, that Secured Party may only sell, assign or delegate its rights and obligations hereunder without the prior written consent of Debtor to the extent permitted by the Note.

         (e) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's rights hereunder. Debtor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

         (f) PARTIAL INVALIDITY. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         (g) EXPENSES. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

         (h) GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

         (i) TERMINATION. This Security Agreement shall terminate upon the conversion, repayment or performance in full of the Note.

                  [Remainder of page intentionally left blank]




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         IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed as of the day and year first above written.

                                      GATEFIELD CORPORATION, A DELAWARE
                                      CORPORATION, as Debtor

                                     By:  /s/ Timothy Saxe
                                         ---------------------------------------
                                     Name: Timothy Saxe, Chief Executive Officer
                                           -------------------------------------


AGREED:

ACTEL CORPORATION, A CALIFORNIA CORPORATION, as Secured Party

By:   Jonathan Schafer
      --------------------------
      Name:
      Title:



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                                  ATTACHMENT 1
                              TO SECURITY AGREEMENT
                              ---------------------

         All right, title and interest of Debtor now owned or hereafter acquired in and to the following:

                  (a) All equipment and fixtures (including, without limitation, furniture, vehicles and other machinery and office equipment), together with all additions and accessions thereto and replacements therefor;

                  (b) All inventory (including, without limitation, (i) raw materials, work in process and finished goods and (ii) all such inventory which are returned to or repossessed by Debtor), together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor ("Inventory");

                  (c) All accounts, chattel paper, contract rights and rights to the payment of money ("Receivables");

                  (d) All general intangibles, including, without limitation,
(i) customer and supplier lists and contracts, books and records, insurance policies, tax refunds, contracts for the purchase of real or personal property;
(ii) all patents, copyrights, trademarks, trade names, service marks and other intellectual property rights, (iii) all licenses to use, applications for, and other rights to, such patents, copyrights, trademarks, trade names and service marks, and (iv) all goodwill of Debtor;

                  (e) All deposit accounts, money, certificated securities, uncertificated securities, instruments and documents; and

                  (f) All proceeds of the foregoing (including, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).



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